CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2011, with respect to the consolidated financial statements included in the Annual Report of Century Casinos, Inc. on Form 10-K for the year ended December 31, 2010.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Century Casinos, Inc. on Forms S-8 (File No. 333-132510, effective March 17, 2006 and File No. 333-13801, effective October 9, 1996).

/s/ GRANT THORNTON LLP
Denver, Colorado
March 31, 2011